EXHIBIT 99.1

Pacific Energy Development Announces Initial Production Rate of Second Niobrara Well

DANVILLE, Calif., February 12, 2013 /BusinessWire/ -- PEDEVCO Corp., d/b/a Pacific Energy Development (OTCBB:PEDO) (the "Company"), announced today that its second horizontal well, the Waves 1H well, located in Weld County, Colorado, has tested at an initial production rate of 528 bopd and 360 mcfgpd (588 boepd) from the Niobrara “B” Bench target zone.  The well is operated by the Company’s joint venture partner, Condor Energy Technology LLC (“Condor”).  Condor spudded the Waves 1H well on November 19, 2012 and drilled to 11,114 feet measured depth (6,200 true vertical foot depth) in eight days.  The 4,339 foot lateral section was completed in 18 stages on February 1, 2013.

Condor’s first horizontal well in Weld County, Colorado, the FFT2H well, tested at an initial production rate of 437 boepd from the Niobrara “B” Bench target zone.  This first well was spudded in April 2012 and drilled to a total combined vertical and horizontal depth of 11,307 feet, with completion operations concluding in July 2012.

On November 30, 2012, Condor spudded its third horizontal well, the Logan 2H well, in Weld County, Colorado.  Drilling of the well was completed on December 8, 2012, to a true vertical depth of approximately 6,150 feet, and a total horizontal length of approximately 6,350 feet in the Niobrara “B” Bench target zone.  Condor completed hydraulic fracturing operations on this well in January 2013, and plans to finish completion operations and commence flow testing in mid-February 2013.

Frank C. Ingriselli, the Company's President and CEO commented, "We are pleased to be able to execute on our 2013 development program in the Niobrara formation, and are encouraged that the knowledge we gained from drilling and completing our initial FFT2H well in the Niobrara formation is proving beneficial to us as we seek to drive down our drilling and completion costs, optimize our completion operations, and maximize production and resource recovery."

For more information on the Company, please visit the Company's corporate website at www.pacificenergydevelopment.com.

About PEDEVCO Corp. (d/b/a Pacific Energy Development)

PEDEVCO Corp., d/b/a Pacific Energy Development (OTCBB: PEDO) is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects, including shale oil and gas assets, in the United States and Pacific Rim countries. The Company's producing assets include its Niobrara asset located in the DJ Basin in Colorado, the Eagle Ford asset in McMullen County, Texas, and North Sugar Valley Field located in Matagorda County, Texas. The Company is headquartered in Danville, California, and also has an office in Beijing, China.

This press release includes “forward-looking statements” which are subject to a number of risks and uncertainties, many of which are beyond our control.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company. Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, the volatility of oil, natural gas and NGL prices; uncertainties inherent in estimating oil, natural gas and NGL reserves; drilling risks; environmental risks; and political or regulatory changes. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date of this press release, even if subsequently made available by PEDEVCO on its website or otherwise. PEDEVCO does not undertake and expressly disclaims any obligation to update the forward-looking statements as a result of new information, future events or otherwise. Investors are urged to consider carefully the disclosure in our filings with the Securities and Exchange Commission, available from us at PEDEVCO, Attn: Investor Relations, 4125 Blackhawk Plaza Circle, Suite 201, Danville, California 94506, or from the SEC’s website at www.sec.gov.

CONTACT: Media Contact:
Pacific Energy Development
Bonnie Tang, 1-855-733-3826 ext 21
PR@pacificenergydevelopment.com
or
Investor Relations Contact:
Liviakis Financial Communications, Inc.
415-389-4670
john@liviakis.com